Exhibit 10.28

AMENDMENT NO. 1 –

SECURITIES PURCHASE AGREEMENT

Amendment No. 1, dated as of May 19, 2015 (“Amendment”), to the Securities Purchase Agreement, dated March 5, 2015 (the “Original Agreement” and, as amended hereby, the “Agreement”) by and between World Moto, Inc., a Nevada corporation (the “Company”) and Redwood Management, LLC (the “Purchaser”). Capitalized terms used but not defined herein have the meanings given to them in the Original Agreement.

RECITALS

WHEREAS, in order to more accurately describe their intentions, the Purchaser and the Company wish to amend the Original Agreement on the terms set forth herein.

NOW THEREFORE, the parties agree as follows:

SECTION 1. AMENDMENTS

Section 2.3(a)(v) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(v)   the Company shall be current in it reporting obligations under the Exchange Act; and (vi) for the avoidance of doubt and notwithstanding anything to the contrary herein, the obligations of the Purchaser to consummate the Subsequent Closing and purchase an additional $450,000 ($489,130 face amount, inclusive of 8% OID) of Debentures is subject to the Company’s having sent the Company’s transfer agent an irrevocable letter in the form set forth herein as Exhibit “E” reserving from the Company’s authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the additional $450,000 ($489,130 face amount, inclusive of 8% OID) of Debentures to be issued on the Subsequent Closing in accordance with the following formula:

Required Minimum = (OA/CP) x 3

OA = the outstanding principal amount of this Debenture, plus 100% of accrued and unpaid interest hereon, plus the applicable Interest Make-Whole Amount on such date of determination;

CP = the applicable Conversion Price on such date of determination.”

SECTION 2. MISCELLANEOUS

Section 2.1  Prior Agreements. Except as expressly amended hereby, the Original Agreement shall remain in full force and effect.

Section 2.2  Counterparts. This Amendment may be executed in any number of counterparts, with the same effect as if all the signatures on such counterparts appeared on one document. Each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

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Section 2.3  Amendments. This Amendment may not be amended, waived, modified, supplemented or terminated in any manner whatsoever except by a written instrument signed by Company and Purchaser.

Section 2.4  Binding on Successors. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 2.5  Invalidity. Any provision of this Amendment that may be determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.6  Section or Paragraph Headings. Section and paragraph headings used herein are for convenience only and shall not be construed as part of this Amendment.

Section 2.7    Governing Law and Venue. All questions concerning the construction, validity, enforcement and interpretation of the this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the this Amendment then, in addition to the obligations of the Company under Section 4.10 of the Original Agreement, which are incorporated into this Amendment the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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Section 2.8  Construction. The language in all parts of this Amendment and the other Original Agreement shall be construed as a whole according to its fair meaning.

Section 2.9  Waiver of Jury Truial. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the day and year first above written.

WORLD MOTO, INC.

By:	/s/ Paul Giles
Name: Paul Giles
Title: Chief Executive Officer

REDWOOD MANAGEMENT, LLC

By:	/s/ John DeNobile
Name: John DeNobile
Title: Manager

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